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                                                                       EXHIBIT 5

                         LONE STAR TECHNOLOGIES, INC.

                               November 30, 1995


Lone Star Technologies, Inc.
5501 LBJ Freeway
Suite 1200
Dallas, Texas 75240


Gentlemen:

     Lone Star Technologies, Inc., a Delaware corporation (the "Company"), proposes to file a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), in connection with the proposed sale to the directors and employees of the Company and employees of its subsidiaries of up to 1,200,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") pursuant to the Lone Star Technologies, Inc. 1985 Long Term Incentive Plan (the "Plan").

     As counsel to the Company, I have examined the corporate proceedings and such other legal matters as I deemed relevant to the authorization and issuance of the shares of Common Stock covered by the Registration Statement. Based on such examination, it is my opinion that the shares of Common Stock to be sold by the Company are legally authorized and, upon the issuance and delivery thereof and the receipt by the Company of the purchase price therefor as provided in the Plan, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of my name in the Registration Statement. In giving this consent, I do not concede that I am an expert within the meaning of the Act or the rules and regulations thereunder, or that this consent is required by Section 7 of the Act.

                                           Very truly yours,

                                           /s/ James T Dougherty
                                           ---------------------
                                           James T. Dougherty
                                           Senior Vice President,
                                           General Counsel and Secretary

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